Exhibit 99.3

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma combined financial information is presented to illustrate the effect of acquisition of the personal care business (the “Acquired Business”) of Curo Health Services, LLC, a Delaware limited liability company, which does business as Gentiva (“Gentiva”). The financial statements of KAH Hospice Company-Personal Care are in Exhibit 99.1 and we refer to KAH Hospice Company-Personal Care as Gentiva. The acquisition closed on December 2, 2024, and pursuant to the terms of the purchase agreement dated as of June 8, 2024, Addus HealthCare, Inc. (“Addus HealthCare” or the “Company”) acquired (A) all of the outstanding equity interests of (i) IntegraCare of Abilene, LLC, a Texas limited liability company, (ii) NP Plus, LLC, a Delaware limited liability company, (iii) Girling Health Care Services of Knoxville, Inc., a Tennessee corporation, and (iv) Girling Health Care, Inc., a Texas corporation and (B) certain assets and liabilities of (i) Central Arizona Home Health Care, Inc., an Arizona corporation, (ii) Community Home Care & Hospice, LLC, a Delaware limited liability company, (iii) TNMO Healthcare, LLC, a Delaware limited liability company, and (iv) Odyssey HealthCare Operating A, LP, a Delaware limited partnership, for an aggregate purchase price, in cash, of $350 million, subject to customary adjustments for working capital and other items. The purchase was funded through the Company’s existing revolving credit facility and a portion of the net proceeds of the Company’s public offering of common stock, which closed on June 28, 2024.

The following unaudited pro forma combined balance sheet as of September 30, 2024, and the unaudited pro forma combined statement of operations for the nine months ended September 30, 2024 and the year ended December 31, 2023 are based on the audited historical consolidated financial statements of Addus HealthCare as of and for the year ended December 31, 2023 and unaudited condensed interim financial statements of Addis HealthCare as of and for the nine months ended September 30, 2024 and the audited combined financial statements of KAH Hospice Company-Personal Care (a carve-out business of KAH Hospice Company, Inc.) as of and for the year ended December 31, 2023 and the unaudited condensed combined financial statements of KAH Hospice Company-Personal (a carve-out business of KAH Hospice Company, Inc.) as of and for the nine months ended September 30, 2024. The unaudited pro forma combined financial information gives effect to the Acquisition as if it occurred on (i) September 30, 2024 for the purposes of the unaudited pro forma combined balance sheet, and (ii) on January 1, 2023 for purposes of the unaudited pro forma combined statement of operations for the nine months ended September 30, 2024 and for the year ended December 31, 2023.

The unaudited pro forma combined financial data has been prepared using the acquisition method of accounting for business combinations under Generally Accepted Accounting Principles (“GAAP”). The adjustments necessary to fairly present the unaudited pro forma combined financial data have been made based on available information in the opinion of management are reasonable. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with this unaudited pro forma combined financial data. The pro forma adjustments relating to the acquisition of Gentiva are preliminary and revisions to the fair value of assets acquired and liabilities assumed may have a significant impact on the pro forma adjustments. A final valuation of assets acquired and liabilities assumed has not been completed and the completion of fair value determinations may result in changes in the values assigned to property and equipment and other assets (including intangibles) acquired and liabilities assumed.

The unaudited pro forma combined financial data is for illustrative purposes only and does not purport to represent what the Company’s financial position or results of operations actually would have been had the events noted above in fact occurred on the assumed dates or to project our financial position or results of operations for any future date or future period. The unaudited pro forma combined financial data should be read in conjunction with the consolidated financial statements and notes thereto of the Company and Gentiva.

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Pro forma Combined Balance Sheet

As of September 30, 2024

(Amounts in thousands)

(Unaudited)

	Addus	KAH Hospice Company-Personal Care Historical After Reclassifications (Note 3)	Transaction Accounting Adjustments		Pro Forma Combined
Assets
Current assets
Cash	$222,852	$90	$(128,766)	(b)	$94,176
Accounts receivable, net of allowances	96,600	26,933	—		123,533
Prepaid expenses and other current assets	13,362	—	—		13,362
Total current assets	332,814	27,023	(128,766)		231,071
Property and equipment, net of accumulated depreciation and amortization	23,716	1,585	(473)	(a)	24,828
Other assets
Goodwill	663,614	287,699	29,155	(a)	980,468
Intangibles, net of accumulated amortization	86,606	13,596	19,404	(a)	119,606
Operating lease assets, net	44,535	5,273	190	(a)	49,998
Other long-term assets	1,616	123	—		1,739
Total other assets	796,371	306,691	48,749		1,151,811
Total assets	$1,152,901	$335,299	$(80,490)		$1,407,710
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$27,726	$896	$—		$28,622
Accrued payroll	57,982	5,935	—		63,917
Accrued expenses	34,257	11,394	—		45,651
Operating lease liabilities, current portion	11,155	1,817	—		12,972
Government stimulus advances	13,655	330	—		13,985
Accrued workers' compensation insurance	13,043	2,708	—		15,751
Total current liabilities	157,818	23,080	—		180,898
Long-term liabilities
Long-term debt, net of debt issuance costs	—	—	233,000	(b)	233,000
Long-term operating lease liabilities	38,608	3,388	—		41,996
Other long-term liabilities	8,841	2,342	4,765	(a)	15,948
Total long-term liabilities	47,449	5,730	237,765		290,944
Total liabilities	$205,267	$28,810	$237,765		$471,842
Stockholders' equity
Common stock	$18	$—	$—		$18
Additional paid-in capital	590,712	—	—		590,712
Retained earnings	356,904	306,489	(318,255)	(c)	345,138
Total stockholders' equity	947,634	306,489	(318,255)		935,868
Total liabilities and stockholders' equity	$1,152,901	$335,299	$(80,490)		$1,407,710

See accompanying notes to unaudited pro forma financial information.

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Pro Forma Combined Statement of Operations

For the Nine Months Ended September 30, 2024

(Amounts and shares in thousands, except per share data)

(Unaudited)

	Addus	KAH Hospice Company-Personal Care	Transaction Accounting Adjustments		Pro Forma Combined
Net service revenues	$857,455	$210,823	$—		$1,068,278
Cost of service revenues	583,916	155,896	—		739,812
Gross profit	273,539	54,927	—		328,466
General and administrative expenses	187,444	43,506	72	(d)	231,022
Depreciation and amortization	10,316	1,433	1,870	(e)	13,619
Total operating expenses	197,760	44,939	1,942		244,641
Operating income	75,779	9,988	(1,942)		83,825
Interest income	(2,805)	(23)	—		(2,828)
Interest expense	5,445	34	11,239	(f)	16,718
Total interest expense, net	2,640	11	11,239		13,890
Income before income taxes	73,139	9,977	(13,181)		69,935
Income tax expense	19,067	1,982	(3,436)	(g)	17,613
Net income	$54,072	$7,995	$(9,745)		$52,322
Net income per common share
Basic income per share	$3.24				$3.13
Diluted income per share	$3.17				$3.07
Weighted average number of common shares and potential common shares outstanding:
Basic	16,707				16,707
Diluted	17,065				17,065

See accompanying notes to unaudited pro forma financial information.

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2023

(Amounts and shares in thousands, except per share data)

(Unaudited)

	Addus	KAH Hospice Company-Personal Care	Transaction Accounting Adjustments		Pro Forma Combined
Net service revenues	$1,058,651	$279,550	$—		$1,338,201
Cost of service revenues	718,775	201,925	—		920,700
Gross profit	339,876	77,625	—		417,501
General and administrative expenses	234,794	56,363	11,862	(h)	303,019
Depreciation and amortization	14,126	2,010	2,394	(e)	18,530
Total operating expenses	248,920	58,373	14,256		321,549
Operating income	90,956	19,252	(14,256)		95,952
Interest income	(1,476)	(12)	—		(1,488)
Interest expense	11,106	51	14,972	(f)	26,129
Total interest expense, net	9,630	39	14,972		24,641
Income before income taxes	81,326	19,213	(29,228)		71,311
Income tax expense	18,810	3,713	(6,760)	(g)	15,763
Net income	$62,516	$15,500	$(22,468)		$55,548
Net income per common share
Basic income per share	$3.91				$3.47
Diluted income per share	$3.83				$3.41
Weighted average number of common shares and potential common shares outstanding:
Basic	15,996				15,996
Diluted	16,311				16,311

See accompanying notes to unaudited pro forma financial information.

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Notes to Pro Forma Combined Financial Statements

Note 1 – Description of the Transaction

On December 2, 2024, the Company completed the acquisition of Gentiva. The purchase price was approximately $350.0 million, and is subject to the completion of working capital and related adjustments. The purchase was funded with the combination of a $233.0 million draw on the Company’s revolving credit facility. With the Gentiva Acquisition, the Company expanded its services within its personal care services segment to Arizona, Arkansas, California, Missouri, North Carolina and Texas. The home health segment was expanded in Tennessee.

Note 2 – Basis of Presentation

The unaudited pro forma combined financial information is based on historical financial statements of the Company and Gentiva, as adjusted for the unaudited pro forma effects of the transaction. The unaudited pro forma combined financial information should be read in conjunction with:

•
the historical consolidated financial statements and accompanying notes of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 27, 2024;

•
the unaudited historical condensed consolidated financial statements and accompanying notes of the Company included in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2024 filed with the SEC on November 5, 2024;

•
the historical consolidated financial statements and accompanying notes of KAH Hospice Company-Personal Care for the calendar year ended December 31, 2023 included in this Amendment No. 1 to Current Report on Form 8-K; and

•
the historical unaudited condensed financial statements and accompanying notes of KAH Hospice Company-Personal Care as of September 30, 2024 and for the nine months ended September 30, 2024 also included in this Amendment No. 1 to Current Report on Form 8-K.

The unaudited pro forma combined balance sheet presents the financial position of the Corporation as if the transaction was consummated on September 30, 2024. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2024 and for the year ended December 31, 2023 give effect as if the transaction was consummated on January 1, 2023.

The unaudited pro forma adjustments and related assumptions are described in the accompanying notes to the unaudited pro forma combined financial information. The unaudited pro forma combined financial information has been prepared based upon currently available information and assumptions that are deemed appropriate by the Corporation’s management. The unaudited pro forma combined financial information is for informational and illustrative purposes only and is not intended to be indicative of what actual results would have been had the transaction occurred on the dates assumed, nor does such data purport to represent the consolidated financial results of the Corporation for future periods. The actual financial position and results of operations may differ significantly from the unaudited pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma combined financial information of the Corporation was prepared in accordance with Article 11 of Regulation S-X.

Note 3 - Reclassification adjustments

The unaudited pro forma condensed combined balance sheet has been adjusted to reflect certain reclassifications of KAH Hospice Company-Personal Care’s consolidated financial statements to conform to Addus’ financial statement presentation.

Reclassification adjustments that have been made to the historical presentation of KAH Hospice Company-Personal Care to conform to the financial statement presentation of Addus are as follows (in thousands):

Addus Balance Sheet Presentation	KAH Hospice Company-Personal Care Balance Sheet Presentation	Before Reclassification	Reclassification	After Reclassification
Intangibles, net of accumulated amortization			$13,596	$13,596
	Certificates of need	$4,400	$(4,400)
	Other intangible assets, net	$9,196	$(9,196)
Accrued Payable			$896	$896
	Due to Payors	$896	$(896)
Accrued payroll			$5,935	$5,935
	Payroll and related taxed	$5,935	$(5,935)
Accrued expenses			$11,394	$11,394
	Other accrued expense	$298	$(298)
	Income taxes payable	$11,096	$(11,096)
Government stimulus advances			$330	$330
	American Rescue Plan Advance	$330	$(330)
Accrued workers' compensation insurance			$2,708	$2,708
	Obligations under insurance programs	$2,708	$(2,708)
Other long-term liabilities			$2,342	$2,342
	Obligations under insurance programs	$1,714	$(1,714)
	Deferred income tax liability	$628	$(628)
Retained earnings			$306,489	$306,489
	Net parent investment	$306,489	$(306,489)

Note 4 – Purchase Consideration and Preliminary Purchase Price Allocation

The following preliminary schedule summarizes the consideration paid for Gentiva, the fair value of the assets acquired, and liabilities assumed. The final valuation could differ materially from the preliminary schedule summarized below. The excess of the aggregate fair value of the net tangible assets and identified intangible assets has been treated as goodwill in accordance with ASC 805. Management’s assessment of qualitative factors affecting goodwill includes estimates of market share at the date of purchase, ability to grow in the market, synergy with existing Corporation operations, and the payor profile in the market.

Based upon management’s valuation, which is preliminary and subject to completion of working capital adjustments, the total purchase price has been allocated as follows:

Assets acquired and liabilities assumed (Amounts in Thousands)	Book Value	Adjustments	Fair Value
Cash	90	-	90	(i)
Accounts receivable, net	26,933	-	26,933	(i)
Property and equipment	1,585	(473)	1,112	(ii)
Operating lease assets, net	5,273	190	5,463	(iii)
Intangible assets	9,196	19,404	28,600	(iv)
Goodwill	287,699	29,155	316,854	(v)
Other long-term assets	4,523	-	4,523	(i)
Accounts payable	(896)	-	(896)	(i)
Accrued expenses	(11,394)	-	(11,394)	(i)
Accrued payroll	(5,935)	-	(5,935)	(i)
Government stimulus advances	(330)	-	(330)	(i)
Accrued workers' compensation insurance	(2,708)	-	(2,708)	(i)
Operating lease liabilities, total	(5,205)	-	(5,205)	(i)
Other long-term liabilities	(2,342)	(4,765)	(7,107)	(vi)
Total	$306,489	$43,511	$350,000

(i)
A preliminary fair value equivalent to the current net book value has been assigned to the above respective acquired assets and assumed liabilities.
(ii)
Reflects the preliminary fair value adjustment relating to property and equipment.
(iii)
Reflects the preliminary net favorable lease assets adjustment.
(iv)
Reflects the preliminary fair value adjustment relating to identifiable intangible assets.

(Amounts in Thousands)	Estimated Fair Value
Intangible assets - Trade names	$4,900
Intangible assets - Licenses	23,700
Total	$28,600

(v)
The goodwill is measured as the excess of the purchase consideration over the fair value of identifiable assets acquired, less liabilities assumed.
(vi)
Reflects the preliminary estimate of deferred tax liabilities recognized on the estimated fair value adjustments to net assets acquired. This amount was calculated using an estimated blended statutory tax rate of 25.4%.

Note 5 – Transaction Accounting Adjustments

The pro forma adjustments are based on preliminary estimates that will likely differ from the final amounts the Company will calculate after completing a detailed valuation analysis, and any differences could have a material effect on the unaudited pro forma condensed consolidated financial statements or the Company’s financial statements for future periods.

The following is a summary of the unaudited pro forma adjustments reflected in the unaudited pro forma combined financial information. All adjustments are based on current valuations and assumptions, which are subject to change.

(a)
Reflects the preliminary purchase price allocation to the estimated fair value of identifiable assets acquired and liabilities assumed in the Acquisition, using the purchase method of accounting in Note 4.

(b)
Reflects the cash payment of $350.0 million for the acquisition of the Gentiva business and the payment of acquisition costs amounting to $11.8 million for the transaction, offset by draw on the Company’s revolving credit facility. The acquisition costs are non-recurring.

(Amounts in Thousands)	Total
Source:
Revolving Loan	$233,000
Uses:
Gentiva cash consideration	(350,000)
Acquisition costs	(11,766)
Cash adjustment	$(128,766)

(c)
Reflects the elimination of the historical equity of Gentiva for an amount of $306.5 million and the impact to retained earnings from the recognition of the non-recurring acquisition related expenses of $11.8 million.

(d)
Reflects the adjustments to lease expense as a result of the net favorable lease assets.

				Pro Forma Lease Expense
(Amounts in Thousands)	Estimated Fair Value	Estimated Useful Life	Monthly Lease Expense	For the Nine Months Ended September 30, 2024	For the Year Ended December 31,2023
Favorable lease assets, net	$190	Lease term	$8	$72	$96

(e)
Represents the adjustments to depreciation and amortization expense as a result of recording the property and equipment and intangible assets at preliminary estimates of fair value as of the respective dates of the acquisitions, as follows:

				Pro Forma Depreciation and Amortization
(Amounts in Thousands)	Estimated Fair Value	Estimated Useful Life	Monthly Depreciation and Amortization	For the Nine Months Ended September 30, 2024	For the Year Ended December 31,2023
Furniture and equipment	$523	5-7 years	$9	$81	$108
Leasehold improvements	179	Lease term	10	90	120
Computer equipment	131	3-5 years	7	63	84
Computer software	279	3-10 years	13	117	156
	1,112
Tradename	4,900	3 years	136	1,224	1,632
Licenses	23,000	10 years	192	1,728	2,304
Licenses	700	indefinite life		-	-
	28,600			3,303	4,404
Less: historical depreciation and amortization expense				(1,433)	(2,010)
Pro forma adjustments				$1,870	$2,394

The acquisition method of accounting is dependent upon certain valuations that are provisional and subject to change. Accordingly, the pro forma adjustments are preliminary and made solely for the purpose of providing this unaudited pro forma combined financial information. A final determination of the fair value for certain assets and liabilities will be completed as soon as the information necessary to complete the analysis is obtained, but no later than one year from the acquisition date. Difference between these preliminary estimates and the final acquisition accounting may occur and these differences could be material.

For each 10% increase or decrease in the preliminary fair value of the intangible assets assuming a weighted-average remaining useful life of 8.77 years, annual amortization expense would increase or decrease by approximately $0.4 million

(f)
Represents adjustments of interest expense to the draw on the Company’s revolving credit facility with an estimated interest rate of 6.34%.

	Pro Forma Interest Expense
(Amounts in Thousands)	For the Nine Months Ended September 30, 2024	For the Year Ended December 31,2023
Revolving loan	$233,000	$233,000
Interest rate on closing of the transaction	6.34%	6.34%
Interest expense adjustments	$11,239	$14,972

The interest rates for pro forma purposes are based on the rates to be effective upon closing of the transaction. The revolving loan is subject to variable interest rates. Assuming 0.125% higher than the applicable rate would result in approximately $0.3 million change in the annual interest expense on the indebtedness under the Revolver.

(g)
Reflects tax adjustments using the Company’s combined federal and state statutory tax rates for the respective periods was 26.1% for the nine months ended September 30, 2024 and 23.1% for the year ended December 31, 2023.

(h)
Reflects the recognition of the non-recurring acquisition related expenses of $11.8 million, as described in note (b) above, and the adjustments to lease expense $0.1 million, as described in note (d) above.